UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 18, 2013 (September 17, 2013)

Ennis, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	1-5807	75-0256410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 Presidential Pkwy. Midlothian, Texas	76065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 775-9801

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entering into a Material Definitive Agreement

On September 17, 2013, Ennis, Inc. announced that it had executed a letter of intent to acquire the assets of the Custom Envelope Division (“CED”), part of the Custom Resale Group, from Cenveo, Inc. The closing, which is expected to be on or before September 27, 2013, is subject to the completion of normal due diligence procedures and the consummation of a definitive purchase agreement between the parties. The CED is comprised of the WISCO envelope brand, which is produced at a facility in Tullahoma, TN and the National Imprint Corporation (“NIC”) brand, which is produced in a leased facility in Claysburg, PA. The purchase price is expected to be $47.25 million, plus assumption of certain trade payables. CED generated approximately $40.0 million in sales in the previous fiscal year.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Ennis, Inc. press release dated September 17, 2013 announcing the execution of a letter of intent to acquire the assets of the Custom Envelope Division from Cenveo, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ennis, Inc.

By:	/s/ Richard L. Travis, Jr.
Richard L. Travis, Jr.
Chief Financial Officer

Date: September 18, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Ennis, Inc. press release dated September 17, 2013 announcing the execution of a letter of intent to acquire the assets of the Custom Envelope Division from Cenveo, Inc.